SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2009

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, Suite 595, San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective October 26, 2009, Urigen Pharmaceuticals, Inc. (the “Company”) entered into an Amendment to Senior Secured Convertible Promissory Notes with Platinum-Montaur Life Sciences, LLC (“Platinum”). Pursuant to the terms of the Amendment, the maturity dates of the following Notes issued by the Company to Platinum were extended through April 9, 2010: (A) Senior Secured Convertible Promissory Note No. 1 dated January 9, 2009 in the principal amount of $257,000; (B) Senior Secured Convertible Promissory Note No. 2 dated April 22, 2009 in the principal amount of $40,000; and (C) Senior Secured Convertible Promissory Note No. 3 dated August 13, 2009 in the principal amount of $202,500.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2009, the Company issued a press release concerning the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment to Senior Secured Convertible Promissory Notes dated as of October 26, 2009.
99.1	Press Release dated October 29, 2009

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

Date: October 29, 2009	By:	/s/ Martin E. Shmagin
Name: Martin E. Shmagin
Title: Chief Financial Officer